UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

SUNESIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On December 18, 2008, the Board of Directors of Sunesis Pharmaceuticals, Inc. (“Sunesis”) approved the Amended and Restated Sunesis’ 2006 Employment Commencement Incentive Plan (the “Amended 2006 Plan”).  The Amended 2006 Plan provides for an increase in the number of shares of Sunesis’ common stock reserved for issuance under such plan by 100,000 shares, such that an aggregate of 625,000 shares of common stock may be issued pursuant to awards under the Amended 2006 Plan. The Amended 2006 Plan is not subject to the approval of Sunesis’ stockholders.

The foregoing summary of the Amended 2006 Plan is qualified in its entirety by the Amended 2006 Plan and the forms of Stock Option Grant Notice and Stock Option Agreement under such plan, which are filed herewith as Exhibits 10.43 and 10.71, respectively, and are incorporated herein by reference.

Item 1.02     Termination of a Material Definitive Agreement.

Sunesis is a party to that certain License Agreement by and between Sunesis and Bristol-Myers Squibb Company (“BMS”), dated April 27, 2005 (the “License Agreement”).  The License Agreement was filed as Exhibit 10.35 to Amendment No. 4 to Sunesis’ Registration Statement on Form S-1 (SEC File No. 333-121646), filed on September 1, 2005.

Pursuant to the License Agreement, Sunesis acquired worldwide development and commercialization rights for an anti-cancer product candidate, referred to as SNS-032. Under the terms of this agreement, Sunesis agreed to make a series of milestone payments of up to $29.0 million to BMS contingent upon the successful development and approval for the first indication and formulation of SNS-032. Sunesis also agreed to make a series of additional development and commercialization milestone payments totaling up to $49.0 million to BMS, as well as royalty payments based on any future product net sales. Sunesis had the option to pay some of the initial milestone payments in equity or a mixture of cash and equity, rather than entirely in cash. In return, Sunesis received worldwide exclusive and non-exclusive diagnostic and therapeutic licenses to SNS-032 and any future cyclin-dependent kinase inhibitors derived from the related intellectual property.

Based on trial results in Sunesis’ Phase 1 clinical trial of SNS-032 and the progress made by Sunesis with its lead program, voreloxin, Sunesis intends to cease further development of SNS-032.  As a result, on December 18, 2008, Sunesis provided notice to BMS that Sunesis intended to terminate the entire License Agreement pursuant to Section 13.3.1 thereof.  Section 13.3.1 of the License Agreement provides that Sunesis shall have the right to terminate the License Agreement, at its sole discretion, effective upon three months prior written notice.  The termination of the License Agreement will be effective on March 18, 2009.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.43*	Amended and Restated 2006 Employment Commencement Incentive Plan.
10.71*	Forms of Stock Option Grant Notice and Stock Option Agreement under the Amended and Restated 2006 Employment Commencement Incentive Plan.

*    Management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  December 22, 2008

SUNESIS PHARMACEUTICALS, INC.

By:	/s/ Valerie L. Pierce
Valerie L. Pierce
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.43*	Amended and Restated 2006 Employment Commencement Incentive Plan.
10.71*	Forms of Stock Option Grant Notice and Stock Option Agreement under the Amended and Restated 2006 Employment Commencement Incentive Plan.

*    Management contract or compensatory plan.